                                                                   EXHIBIT 10.50

                             CONFIDENTIAL TREATMENT


               EXHIBIT A TO THE CLINICAL SERVICES MASTER AGREEMENT
              BETWEEN CUBIST PHARMACEUTICALS, INC. AND IBAH, INC.,
                            DATED DECEMBER 21, 1999.

         THIS EXHIBIT A is entered into this 21st day of December, 1999, by and between Cubist Pharmaceuticals, Inc. (hereinafter "Cubist") and IBAH, Inc. (hereinafter "IBAH").

         WHEREAS, Cubist and IBAH entered into a Clinical Services Master Agreement, dated December 1, 1999 (hereinafter the "Master Agreement"), wherein IBAH agreed to provide clinical services and;

         WHEREAS, Cubist and IBAH agree that IBAH shall provide the services set forth in this Exhibit A, subject to the terms and conditions set forth in the Master Agreement;

         NOW, THEREFORE, for good and valuable consideration, and INTENDING TO BE LEGALLY BOUND, Cubist and IBAH agree as follows:

Based on the Project Specifications, IBAH has provided a description of services to be performed for the Daptomycin Program (hereinafter "the Project") and associated costs. Changes made in the Project scope, at any time during the Project, will result in a corresponding adjustment to the Project costs.

 I.      PROGRAM PLAN

 A.      PROGRAM STATUS TABLE

[  ]*

*Confidential treatment requested: Material has been omitted and filed with the Commission.

II.      PROJECT ROLES AND RESPONSIBILITIES


- ------------------------------------------------------------------------------------------------------------------------
                                     TASK                                              CUBIST               IBAH
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
A.       STUDY MANAGEMENT
- ------------------------------------------------------------------------------------------------------------------------
      1. Facilitate Project Management                                                                       X
         o  [   ]*
         o  International Project Manager [   ]*
- ------------------------------------------------------------------------------------------------------------------------
      2. Manage [   ]* Clindev sites in South Africa                                                         X
- ------------------------------------------------------------------------------------------------------------------------
      3. Coordinate and conduct team meetings                                            X                   X
- ------------------------------------------------------------------------------------------------------------------------
      4. Standard Operating Procedures (SOPS)                                                                X
- ------------------------------------------------------------------------------------------------------------------------
      5. Performance tracking                                                            X                   X
- ------------------------------------------------------------------------------------------------------------------------
      6. Monitor Project payment schedule                                                X                   X
- ------------------------------------------------------------------------------------------------------------------------
      7. Project problem solving                                                         X                   X
- ------------------------------------------------------------------------------------------------------------------------
      8. Clerical and administrative support                                                                 X
- ------------------------------------------------------------------------------------------------------------------------
B.       CLINICAL TRIAL INITIATION
- ------------------------------------------------------------------------------------------------------------------------
      1. Drug development and study design                                               X
- ------------------------------------------------------------------------------------------------------------------------
      2. Patient plan                                                                    X
         o  CSSTI-[   ]* patients enrolled each U.S./International
            ([   ]* patients total)
         o  RRC (Companion) [   ]* patients U.S./ [   ]* International
            ([   ]* patients total)
         o  Bacteremia [   ]* patient U.S.
- ------------------------------------------------------------------------------------------------------------------------
      3. Site plan                                                                                           X
         o  Up to [   ]* additional Sites U.S.
         o  [   ]*
- ------------------------------------------------------------------------------------------------------------------------
      4. CRF design                                                                      X
         o  CSSTI -[   ]* estimated pages
         o  RRC -[   ]* estimated pages
         o  Bacteremia -[   ]* estimated pages
- ------------------------------------------------------------------------------------------------------------------------
      5. CRF logistics (print, bind, and distribute)                                                         X
         o  Material, printing and assembly expenses will be passed through at cost
- ------------------------------------------------------------------------------------------------------------------------
      6. Investigator identification, recruitment and qualification                                          X
- ------------------------------------------------------------------------------------------------------------------------
      7. Investigator regulatory document management                                                         X
         o  Protocol Amendments and IRB submissions billed per site
         o  Informed Consent Forms development
- ------------------------------------------------------------------------------------------------------------------------
      8. Certification of Investigator Financial Disclosure                                                  X
- ------------------------------------------------------------------------------------------------------------------------
      9. Investigator agreement negotiation                                                                  X
- ------------------------------------------------------------------------------------------------------------------------
     10. Coordination of investigators meeting                                                               X
         o  One meeting US; three meetings International
- ------------------------------------------------------------------------------------------------------------------------
     11. Project team training                                                           X                   X
- ------------------------------------------------------------------------------------------------------------------------

*Confidential treatment requested: Material has been omitted and filed with the Commission.


- ------------------------------------------------------------------------------------------------------------------------
                                     TASK                                              CUBIST               IBAH
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
C.       CLINICAL TRIAL MANAGEMENT
- ------------------------------------------------------------------------------------------------------------------------
      1. Clinical monitoring                                                                                 X
         o  IBAH estimates use [   ]* pre-qualified sites (U.S.)
            [   ]*
         o  (U.S.) and 25 (International) one-day qualification visits
         o  IBAH estimates performance of [   ]* U.S. and [   ]*
            International initiation visits ([   ]* visits total)
         o  IBAH estimates performance of [   ]* U.S. and [   ]*
            International interim visits ([   ]* visits total)
         o  IBAH estimates performance of [   ]* U.S. and [   ]*
            International drug accountability visits ([   ]* visits total)
         o  IBAH estimates [   ]* U.S. and [   ]* International close-out
            visits [   ]* visits total
- ------------------------------------------------------------------------------------------------------------------------
      2. Clinical grant payment administration                                                               X
- ------------------------------------------------------------------------------------------------------------------------
      3. CRF tracking, filing and archiving                                                                  X
         o  CSSTI- [   ]* each US/International CRF pages
            ([   ]* pages total)
         o  RRC- [   ]* US/[   ]* International CRF pages
            ([   ]* pages total)
         o  Bacteremia- [   ]* CRF Pages
- ------------------------------------------------------------------------------------------------------------------------
      4. Medical monitoring                                                                                  X
         o  [   ]*
- ------------------------------------------------------------------------------------------------------------------------
      5. Safety review of CRFs                                                                               X
         o  Based on [   ]* cases reviewed
- ------------------------------------------------------------------------------------------------------------------------
      6. SAE Reporting                                                                                       X
         o  CSSTI U.S. [   ]*
         o  RRC U.S. [   ]*
         o  Bacteremia [   ]*
- ------------------------------------------------------------------------------------------------------------------------
D.       CLINICAL DATA MANAGEMENT
- ------------------------------------------------------------------------------------------------------------------------
      1. Project database creation and data entry                                                            X
         Fee based on
         o  CSSTI- [   ]* CRF pages each US/International [   ]*
         o  RRC- [   ]* CRF pages US/[1950]* International [   ]*
         o  Bacteremia -[   ]* CRF pages
- ------------------------------------------------------------------------------------------------------------------------
      2. Case report form review and query resolution                                                        X
         Fee based on:
         o  CSSTI- [   ]* CRF pages each US/International [   ]*
         o  RRC- [   ]* CRF pages US/[   ]* International [   ]*
         o  Bacteremia -[   ]* CRF pages
- ------------------------------------------------------------------------------------------------------------------------


*Confidential treatment requested: Material has been omitted and filed with the Commission.


- ------------------------------------------------------------------------------------------------------------------------
                                     TASK                                              CUBIST               IBAH
- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------
      3. Dictionary processing                                                                               X
- ------------------------------------------------------------------------------------------------------------------------
      4. Laboratory data processing (central)                                                                X
         IBAH will use Covance as central lab
- ------------------------------------------------------------------------------------------------------------------------
      5. Data transfer (standard)                                                                            X
- ------------------------------------------------------------------------------------------------------------------------
      6. Data security procedures                                                                            X
- ------------------------------------------------------------------------------------------------------------------------
      7. GCP audit of final database                                                                         X
- ------------------------------------------------------------------------------------------------------------------------
E.       BIOMETRIC ANALYSIS
- ------------------------------------------------------------------------------------------------------------------------
      1. Statistical analysis plan-one major one minor revision for each                                     X
         o  CSSTI- U.S.
         o  CSSTI-International
         o  RRC-U. S.
         o  RRC-International
         o  Bacteremia-U.S.
- ------------------------------------------------------------------------------------------------------------------------
      2. Randomization                                                                   X
         o  3rd Party IVRS
- ------------------------------------------------------------------------------------------------------------------------
      3. Project data setup and programming of displays                                                      X
         o  CSSTI- [   ]* primary tables and listings and [   ]*
            secondary tables and listing U.S. and [   ]* secondary tables
            and listings International
         o  RRC- [   ]* primary tables and listings and [   ]* secondary
            tables and listing U.S. and [   ]* secondary tables and listings
            International
         o  Bacteremia [   ]* primary tables and listings and [   ]*
            secondary tables and listing
- ------------------------------------------------------------------------------------------------------------------------
      4. Quality control procedures for displays                                                             X
- ------------------------------------------------------------------------------------------------------------------------
      5. Patient evaluability and outcome assessment                                                         X
- ------------------------------------------------------------------------------------------------------------------------
      6. Interim transfer of listings                                                                        X
- ------------------------------------------------------------------------------------------------------------------------
      7. Final statistical analysis                                                                          X
- ------------------------------------------------------------------------------------------------------------------------
      8. Statistical support for table preparation                                                           X
- ------------------------------------------------------------------------------------------------------------------------
      9. Data loading and review                                                                             X
- ------------------------------------------------------------------------------------------------------------------------
     10. Statistical report                                                                                  X
- ------------------------------------------------------------------------------------------------------------------------
     11. GCP compliance audit of final tables and listings                                                   X
- ------------------------------------------------------------------------------------------------------------------------

*Confidential treatment requested: Material has been omitted and filed with the Commission.


- ------------------------------------------------------------------------------------------------------------------------
                                     TASK                                              CUBIST               IBAH
- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------
F.       CLINICAL WRITING
- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------
      1. Phase II clinical Study report-Bacteremia, RRC(NA), RRC(Companion)                                  X
         o  One major [   ]* and one minor [   ]* revision and up to
            [   ]* brief patient narratives
         o  Fee does not include collation or compilation of appendices

         Phase III clinical study report-CSSTI(NA), CSSTI (International),
         o  One major [   ]* and one minor [   ]* revision and up to
            [   ]* brief patient narratives
         o  Fee does not include collation or compilation of appendices
- ------------------------------------------------------------------------------------------------------------------------
      2. GCP audit of final clinical study report                                                            X
- ------------------------------------------------------------------------------------------------------------------------

*Confidential treatment requested: Material has been omitted and filed with the Commission.

III.     PROJECT TIMELINE

This Project is estimated to start on or about [   ]*. The projected timeline
for this Project is as follows:

         [   ]*


*Confidential treatment requested: Material has been omitted and filed with the Commission.

IV.      IBAH SERVICES

A.       STUDY MANAGEMENT

         1.       GLOBAL PROGRAM DIRECTOR/INTERNATIONAL PROJECT MANAGER

IBAH's Global Program Director will coordinate the services being provided by all of the disciplines within IBAH and will act as a single point of contact for Cubist until the completion of the Project. The International Project Manager, working in conjunction with the Global Program Director, will manage the international segment of the Project.

Key responsibilities of these individuals will include the following:

         o Prepare detailed Project timelines and ensuring that the major milestones are met

         o Provide Project status updates at a frequency directed by Cubist

         o        Identify and resolve critical Project issues

         o        Ensure adequate resource allocation across all functions

         o        Oversee Project team meetings

         o        Manage Project financial issues

         2.       COUNTRY TRIAL MANAGERS

IBAH's Country Trial Managers will be dedicated to managing the day-to-day clinical trial activity. They will oversee all site and CRA activities within this Project.

Primary responsibilities of these individuals will include the following:

         o        Develop case report forms and monitoring guidelines

         o Oversee regulatory document management from each of the investigational sites

         o Review and track CRA activities including scheduling of site visits, site visit reports, monitoring logs, follow-up correspondence, hours worked, routine expense records, and any other pertinent study-related documents

         o Maintain routine contact with all CRAs to ensure the consistency of program communication and work performed

         o Provide ongoing quality control of the CRAB performance throughout the Project

         o Provide Global Program Director and International Project Manager with periodic status reports including progress of site initiations,

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         status of ongoing site visits, patient enrollment updates, site visit reports, data query rates, and other study-related reports

         3.       ASSOCIATED MANAGEMENT SUPPORT

IBAH will dedicate clerical/administrative support to the Project. The clerical/administrative fee will cover costs associated with IBAH's services, as well as management and administration associated with this Project. All travel expenses, Federal Express and/or overnight courier services, and telephone conference costs will be passed through at cost to Cubist.

B.       CLINICAL TRIAL INITIATION

         1.       PROJECT TEAM TRAINING

IBAH will rely on internal and external experts to provide specific therapeutic area training and orientation to the protocol and the CRF prior to study initiation and on an ongoing basis. This training will be designed to ensure that all team members are familiar with the Project requirements and their role within the team. Items discussed at these meetings will include, but will not be limited to:

         o        Therapeutic area and clinical development background

         o        Protocol and CRF

         o        Discussion of therapeutic implications for this study

         o        Monitoring guidelines

         2.       IBAH S.T.A.R.T

In order to facilitate rapid study site initiations, IBAH has established IBAH S.T.A.R.T (Study Trial Acceleration Resource Teams) in North America. The study start-up functional areas that are included in this group are Investigator Recruitment, Investigator Document Management, Investigator Agreement Negotiation, and Investigator Meeting Coordination. A Coordinator will head each S.T.A.R.T. team and will work with the Managers to devise and implement a working strategy to promote an expeditious action plan. The goal is to provide sites with a streamlined communication channel for all S.T.A.R.T activities. The International Project Manager and the Country Trial Managers, for the international portion of this Project, will perform these study start-up activities.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         3.       INVESTIGATOR IDENTIFICATION, RECRUITMENT AND QUALIFICATION

IBAH will collaborate with Cubist to recruit [ ]* U.S. and [ ]* International additional investigators capable of conducting the Cubist studies. A preliminary telephone interview will be conducted to evaluate a prospective site's interest and potential to meet both patient enrollment and data quality goals for this Project. IBAH anticipates that [ ]* of the proposed sites in the U.S. will not need actual qualification visits because sites qualified, within the past year and experienced in anti-infective protocols, will be given the opportunity to participate in this Project.

After obtaining a signed confidentiality agreement from the prospective investigative sites, IBAH will issue a survey form, customized to the protocol. Additional Project information will be distributed to appropriate investigators who are willing to commit to study participation. The outcome of all evaluations, with a final list of proposed investigators, will be forwarded to Cubist for approval prior to final recruitment.

If it is necessary to assess the site's ability to achieve study enrollment and data quality goals then a comprehensive pre-study evaluation visit will be scheduled with the selected investigator. Once identified as a qualified study site, an investigator regulatory document package will be sent.

         4.       INVESTIGATOR REGULATORY DOCUMENT MANAGEMENT

In coordination with Cubist, IBAH will develop a template of an informed consent form for the Project, ensuring compliance with all local, state, and federal and international regulatory requirements. Regulatory document packages, with letters of instruction, will be mailed to qualified investigative sites. A dedicated tracking process for regulatory document collection will be utilized. Document collection will cover all criteria required under the principles of Good Clinical Practices (GCP) and International Committee for Harmonization
(ICH) guidelines, as well as IBAH Standard Operating Procedures (SOPS). In addition, IBAH S.T.A.R.T., will also collect certification / disclosure information from all investigators and provide this information to Cubist on an ongoing basis.

IBAH will track the retrieval of documents on an ongoing basis and provide updates to Cubist as requested. IBAH will prepare copies of all appropriate documents, assemble documents and issue an investigator regulatory binder to all sites, including but not limited to:


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         o        Investigator's Brochure

         o        Final Protocol and Sample Copy of the CRF

         o Institutional Review Board (IRB) Approvals of Protocol and Informed Consent Form(s)

         o        Laboratory Certification and Normal Ranges

         o        Completed FDA Form 1572

         o        Investigator Curriculum Vitae

         o Financial Disclosure Certification and/or completed Financial Disclosure Form

The binders will be maintained at the sites and reviewed for appropriate updates by CRAB responsible for site management over the course of the study. Certification of Investigator Financial Disclosure will be collected and maintained as agreed upon by IBAH and Cubist. The fee for regulatory document collection, processing, and tracking is based upon the number of sites required for the study. File maintenance and updating will be billed at the rate of $[ ]* per site per year after year one. Protocol amendments, which require informed consent revisions and/or IRB re-submission, will be billed at an additional processing fee of $[ ]* for each site.

         5.       INVESTIGATOR REGULATORY DOCUMENT COLLECTION (INTERNATIONAL)


STUDY MASTER FILES

In accordance with GCP, IBAH International Regulatory staff will:

         o Develop Study Master File according to IBAH SOPS under supervision of the Study Manager

         o Obtain all relevant critical documents for the Project; design an appropriate Critical Document Receipt List as a supporting instrument for the CRAs; review all incoming investigators' documents; approve/reject these documents according to GCP and internal guidelines

         o Maintain file, i.e. proper filing of all incoming papers (investigator documents, site visit reports); file audits to assure the completeness of the documents and to identify missing documents

         o        Ship investigator documents to Cubist as required

         o Arrange for archiving of the Study Master File at the end of the Project

*Confidential treatment requested: Material has been omitted and filed with the Commission.

PRE-STUDY APPROVALS

IBAH International Regulatory staff will prepare the necessary pre-study filings with local regulatory authorities for permission to proceed with the clinical trial, as well as follow-up with these local authorities to expedite the review and approval process.

IBAH Regulatory staff will prepare the dossier (document compilation and submission) and necessary study updates.

Fees are based on IBAH's staff time to prepare the dossier(s) and interact with the regulatory agencies and IRBs. IBAH would also be responsible for translation of documents into the different local languages. In addition, any direct charges (dossier filing fees, travel to meetings at agencies, etc.) will be passed through to Cubist at cost.

         6.       INVESTIGATOR AGREEMENT NEGOTIATION

IBAH will be responsible for the following activities related to negotiating the clinical site contracts:

         o        Create an investigator agreement and patient budget

         o Negotiate investigator agreements that satisfy Cubist requirements

         o Handle investigator agreements, approval by Cubist and signature by, investigators

         o        Incorporate changes and securing re-approval by Cubist

         o Communicate with IBAH Grants Administration Department when necessary

         o        Handle investigator agreement amendments and/or addenda

         o        Collect excess grants from sites at study end

Protocol and study amendments, which require investigator agreement revisions, amendments and/or re-negotiation, will be billed at an additional processing fee of [ ]* for each site.

         7.       COORDINATOR'S AND INVESTIGATOR'S MEETING COORDINATION
                  AND ATTENDANCE

A Meetings Coordinator will be assigned to manage all logistics of the U.S. and International meetings and will schedule necessary travel and hotel arrangements. Specific responsibilities will include the following:

         o        Identify appropriate location(s) for the meetings

         o        Define meeting requirements and outline a meeting agenda

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         o        Negotiate, organize, and make all hotel arrangements

         o Secure discounted travel arrangements and issue tickets to investigators and study coordinators

         o Prepare necessary meeting materials (e.g., annotated CRFs, presentation materials, etc.)

         o        Coordinate presentations

         o        Manage administrative aspects associated with the meeting

IBAH's Project management and clinical trial management staff will be available to conduct or participate in the meetings and will arrive at the location prior to each meeting to assist attendees with any last minute details that may arise.

         8.       ELECTRONIC MAIL EXCHANGE

PRIVATE

Upon the mutual written agreement of the parties, IBAH will develop a connection for the exchange of electronic mail between IBAH and Cubist. Upon the mutual agreement of the parties, provisions can be made to allow IBAH staff to access systems on Cubist's network and to allow printing from those systems to be routed and printed on IBAH's printers.

PREREQUISITES

In order to provide these services, a communications link will need to be established between Cubist and IBAH. Cubist will extend their WAN to IBAH rather than IBAH extending its WAN to Cubist's location because it provides Cubist with a greater degree of security and control. The WAN extension is terminated at the IBAH site with a router that is owned and operated remotely by Cubist.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

SERVICES

Once the communications link has been established, connections will be extended to a NT Server that would act as the electronic mail-relay that forwards mail between the two companies. (See drawing below).

                     CLIENT CONNECTIONS TO THE IBAH NETWORK

              [GRAPHIC OF CLIENT CONNECTIONS TO THE IBAH NETWORK]

IBAH suggests using a VLAN to provide the interconnection between the two networks because it provides the capability to isolate traffic. Because of the switch's filtering capabilities. Cubist will only see the information on the IBAH network that IBAH feels is appropriate, and IBAH will have access to Cubist's information and systems that is provided over the WAN only from the IBAH equipment directly attached to the VLAN switch.

Currently, IBAH is using Micro Exchange Server 5.5 as our electronic mail server and Microsoft Outlook for our electronic mail. The electronic mail between Cubist and IBAH will use the Simple Mail Transport Protocol (SMTP) to provide the mail transport. The mail sent from IBAH would be routed over the IBAH network to an NT server running Internet Information Server 4.0 (IIS) which would provide the SMTP-relay function to forward the mail to Cubist. Likewise, electronic mail from Cubist will arrive at IBAH via Cubist WAN and router. It will be routed to the VLAN switch where it will be delivered to the NT Server running IIS. IIS will then forward it to the IBAH Exchange Server for delivery.

Remote access to the Cubist systems is similar. IBAH staff will log onto dedicated PCs attached to the VLAN switch and then open a session on the Cubist's server to perform whatever function is required (data entry, document submission, data analysis, etc.). Again, because of the filtering capabilities of the switch, that traffic will only be accessible on the LAN segment containing the dedicated PCs and printer and the LAN segment to which the Cubist WAN is attached. Because there are no other devices on those segments, the communications remain private. To print a document or export information from the Cubist system to a device here at IBAH, the traffic is sent over the Cubist WAN, through the VLAN switch, and onto the printer or server - again with the privacy of the information maintained because of the switch's filtering capabilities.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

CUBIST RESPONSIBILITIES

         o Provide IBAH with a list of addresses to be included in the IBAH global address list

         o Provide technical contact for initial configuration, testing and problem resolution

         o        Order communications link between IBAH and Cubist locations

         o Assume financial and operational responsibility for the communications link

         o Purchase, configure and operate router and CSU to be deployed at IBAH location

IBAH RESPONSIBILITIES

         o        Establish global address list entry for Cubist organization

         o Enter e-mail addresses for the individual staff members from that Cubist organization in the global address list.

         o        Initial testing & configuration

         o        Routine monitoring

         o        Global address list maintenance - moves, adds & changes

         o        Mail delivery problem resolution

INTERNET-BASED

IBAH will use the Internet to communicate with Cubist. The costs are much lower with this option. However, because information is transiting the Internet, there will be severe restrictions on the content of the information that may be sent. Deploying encryption software on each PC that will be communicating with IBAH could solve some of the issues associated with this option.

C.       CLINICAL TRIAL MANAGEMENT

         1.       CLINICAL MONITORING

IBAH will assign a global team of experienced CRAB to perform pre-study qualification, initiation, interim and closeout site visits. Deployment of CRAB, in terms of number and frequency of visits, will be managed based on Cubist input, geographic location and site-specific enrollment data.

IBAH's site management and monitoring procedures will be performed in accordance with GCP to ensure each investigative site's compliance with regulations and protocol requirements and to enhance expeditious enrollment of appropriate patients into the clinical study. Regulatory documents will be reviewed by the CRA on an ongoing basis during the study conduct phase, including verification of signed informed consent forms and investigator IRB notifications.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

Once all regulatory documents and approvals are received, a site initiation visit will be scheduled. During this visit, the CRA will review the study goals, protocol (with particular attention to inclusion/exclusion criteria, enrollment plan/goal, adverse events, primary efficacy variables and GCP compliance), CRF completion, and clinical supply dispensation/ accountability will be performed with the investigator and his/her staff.

CRAs will perform 100% source document verification of CRF data for accuracy and completeness, and will also review source data for appropriate identification, documentation, and reporting of both serious and non-serious adverse events. Drug accountability visits will be performed, as well as reconciliation and removal of clinical supplies at study closeout per Cubist's requirements. In general, the CRAB' efforts will be focused on source document verification and expedient data retrieval.

         2.       CLINICAL GRANTS ADMINISTRATION

As a follow-up to the Investigator Agreement negotiation process, an extension of the IBAH contracts group will administer the clinical grant payments to the site. Included in their responsibilities are the following:

         o        Process financial records for all of the patients in the study

         o        Issue initial and interim payments for each investigator

         o Reconcile all payments to each of the investigators prior to the final payments

         o        Track account administration with IBAH's finance group

         o Maintain W9 forms and all relevant and related government reports (U.S. only)

Investigator grants, within parameters defined by Cubist, will be passed through at cost to Cubist. A grant administration fee will be applied, based on the number of sites and payments to be managed throughout the duration of the study.

         3.       CRF TRACKING, FILING AND ARCHIVING

Completed CRFs received from investigative sites, ancillary CRF pages, adverse event documentation, and patient-specific correspondence for each study will be logged in and tracked at IBAH. Of these items, CRFs and answered data queries will be entered page-by-page into a computerized tracking system. Fees reflect logging, copying, filing, and ongoing CRF tracking time. A final, complete page listing and original CRFs will be provided to Cubist upon Project completion. Cubist will be billed for the actual number of pages logged/tracked.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         4.       MEDICAL MONITORING (DURING BUSINESS HOURS)

An IBAH U.S. and International Medical Monitor will oversee the medical aspects of Cubist's clinical program. In addition to acting as medical advisors to the Project Team, the Medical Monitors will be responsible for the following:

         o        Project planning

         o Review of clinical documentation (protocol, CRF, sample informed consent form)

         o        Project-specific medical training

         o Evaluate patient eligibility (in conjunction with the Medical Director of Cubist)

         o        Participate in team meetings

         o Review study reports, regulatory submissions and study manuscripts

         5.       SAFETY REVIEW OF CRFS

Prior to data entry, a U.S. and International Safety Officer will review all pages of each case, ancillary laboratory pages and all data clarification requests. Cubist will be notified immediately of serious adverse events (SAEs) that have not been previously reported by the sites. Notification will occur by telephone, as well as by forwarding to Cubist an SAE form. The SAE form will include details of the SAE obtained from the investigative site and will be sent via facsimile to the designated recipient at Cubist. As follow-up information is obtained by IBAH, the SAE form will be updated and forwarded to Cubist.

         6.       SAE REPORTING

Within one IBAH business day of receipt, IBAH will forward to Cubist all SAE information received from site personnel or IBAH CRAs. Notification to Cubist will occur via telephone, as well as by forwarding a comprehensive SAE form via facsimile. Cubist will be responsible for reporting SAES to the FDA. IBAH's International staff will report SAEs to non-U.S. agencies. The fee for SAE reporting includes costs for IBAH to provide all follow-up information and to update SAE forms as necessary. Cubist will be billed for the actual number of SAE reports.

         7.       SAFETY PHONE COVER (INTERNATIONAL)

During business hours, IBAH has a direct number to IBAH's Safety Surveillance Department for receipt of SAE information. During evening

*Confidential treatment requested: Material has been omitted and filed with the Commission.

hours, weekends and holidays, a designated member of the Safety Surveillance Department will be on call via beeper. All return calls to the sites will be made immediately to obtain the necessary SAE information and to determine the necessity of an SAE report.

D.       CLINICAL DATA MANAGEMENT

         1.       DATA MANAGEMENT PLAN

IBAH's Clinical Data Manager will develop a Global Data Management Plan. This plan will include the entry and review guidelines, automated edits checks of the data, dictionary coding procedures, and central laboratory loading procedures. Any other data management tasks requested for this Project will also be outlined in this plan.

         2.       PROJECT DATABASE CREATION

Data screens will be developed by IBAH's programming group on an Open VMS System (Alpha 4100) using Domain/CLINTRIAL(R) software. IBAH's Programmers will develop data-entry screens (i.e., CRF data module designs) that mimic the flow of the CRF, thereby improving the ease and integrity of the data-entry process.

         3.       DATA ENTRY, CASE REPORT FORM REVIEW AND QUERY RESOLUTION

IBAH's data-entry specialists will enter all CRF data utilizing a double-entry method. On-line edit checks will be included to provide additional controls against categorically incorrect data. The dual data-entry strategy will utilize numeric and/or text fields that are entered by one member of the data-entry staff and re-entered on-line by a second member of the staff. Cubist will be billed for the actual number of pages entered.

IBAH will generate protocol-specific guidelines that are reviewed and approved by Cubist. Using these guidelines, IBAH will conduct a detailed quality control
(QC) review of the entire CRF through a combination of manual review and electronic edit checks that will identify conflicting, unclear or incomplete data. IBAH's Clinical Data Analysts (CDAs) will perform this review. IBAH's CQA will oversee these activities and may, in its discretion, perform audits to ensure quality as part of this data service deliverable. If data are unclear, conflicting or incomplete, then queries will be generated and transmitted to the investigative site and IBAH's Client Services Department. All queries (issued and resolved) will be logged into the IBAH tracking system. IBAH's query database will be maintained

*Confidential treatment requested: Material has been omitted and filed with the Commission.

throughout the Project and can provide Cubist with an up-to-date report on the status of queries on an as-needed basis. Cubist will be billed for the actual number of pages reviewed.

In addition, each case will be printed as a data listing with 100% verification of critical data fields and text fields against the hard-copy CRF. Also, [ ]*% of the patients will be verified for 100% of the data fields prior to the closing of the database. Standard and protocol-specific edit checks will be created and results of the edit checks will be reviewed by the CDA during the review process and prior to database closure for the generation of queries. All verification will be documented.

         4.       DICTIONARY PROCESSING

IBAH will use MedDRA for coding adverse events and WHO-DRUG for coding medications. A Cubist-modified dictionary can be accommodated at an additional fee to cover loading and validation of Cubist's dictionaries, as well as development of a mapping code. MedDRA for presenting conditions and diagnoses can be provided at an additional fee.

IBAH will use standard coding conventions for the mapping procedure unless otherwise instructed at the Project start. An additional cost will be incurred for changes to coding conventions after Project start. An automated process will be used to map literal text to the corresponding term in the dictionary. Unmapped terms will be researched, coded, and reviewed by a dedicated team. Dictionary reports will be inclusive of automated and manually coded terms and will be reviewed by IBAH's Medical Monitors prior to database closure.

         5.       LABORATORY DATA PROCESSING (CENTRAL)

TRANSFER AND VERIFICATION OF CENTRAL LABORATORY DATA

IBAH will develop the programs needed for conversion and integration of central laboratory data. Central lab data sets will be loaded into the clinical database. Accession numbers from the laboratory hard copy received with the case will be entered into the database. Verification will compare the header data received electronically against the case data including the patient number, lab date, date of birth, gender, patient initials, and lab accession numbers. Discrepancies will be communicated to the central lab and/or Cubist. Full lab panel validation will be performed on [ ]*% of the patients to verify accuracy of the load. IBAH assumes that all laboratory results will be forwarded with the appropriate normal range and flag attached at the record level.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         6.       DATA TRANSFER

At the conclusion of the study, IBAH will transfer the Project database to Cubist in standard IBAH SAS data sets using IBAH standard naming conventions and format. Customized data transfers, or interim database closes and transfers, can be accommodated on request at an additional fee.

         7.       SECURITY PROCEDURES

All files, including data and programming, will be backed-up daily and a complete tape will be sent to secure storage off-site on a weekly basis for disaster recovery. All personnel maintain their own log-on IDs and all passwords will be changed monthly. Only authorized personnel will have access to databases, which have additional unique access codes. Data access codes will be changed upon database review and closure to allow only authorized personnel access to the database.

As part of routine documentation, a controlled procedure will be used to archive two sets of tapes containing all pertinent system files employed in the Project, (i.e., Domain/CLINTRIAL(R) software, data sets, screen modules, SAS programming, and listing files).

         8.       MACHINE PROCESSING AND STORAGE

IBAH's Database Administrator will maintain the integrity of Cubist's clinical database for the duration of the Project estimated at [ ]*.

E.       BIOMETRICS ANALYSIS AND TABLE GENERATION

         1.       STATISTICAL ANALYSIS PLAN/DESIGN OF TABLE SHELLS

A statistical analysis plan, including operational definition of endpoints to be analyzed, definition of patient subsets (evaluable and intent-to-treat), visit windows, rules for data handling, and a detailed description of statistical methodology, will be prepared for each study. The statistical plan will include a set of formatted shells for all data displays (data listings, summary tables and graphics) planned for the study, which will be prepared with input from the Clinical Writing Department. If formatted data displays are not required, a detailed table of contents of SAS generated data displays will be included. This plan will be submitted to Cubist for review and approval prior to closing the database for analysis.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         2.       PROJECT DATA SETUP AND PROGRAMMING OF DATA DISPLAYS

Prior to programming actual data displays (data listings, summary tables and graphics), IBAH will develop data display headers and create the status data set and efficacy data set, if needed, which will be used for the data analysis. After approval of the prototype data display formats by Cubist and the IBAH Project Team, IBAH's programming staff will develop the programs required to generate each data display. Programming will be performed using SAS system software, and will incorporate procedure output and customized report writing features. Any changes to data display formats after approval and programming initiation could result in additional charges.

         3.       QUALITY CONTROL PROCEDURES FOR DATA DISPLAYS

IBAH's Biometrics staff will use a combination of independent programming, hand tabulations from supporting listings, and programming verification to ensure the accuracy and completeness of tables, listings, and statistical results. All report data displays will be verified for accuracy and internal consistency among data displays. A quality control binder, including the quality control strategy for each data display and audit trail, will be included in the Project file.

         4.       PATIENT EVALUABILITY AND OUTCOME ASSESSMENT

Patient evaluability, outcome assessment criteria and relevant algorithms will be developed for the Project by IBAH and presented to Cubist for review and approval. These algorithms will be programmed using SAS to identify evaluable patients and outcome assessments. Biostatisticians will verify the accuracy of the output with independent programming and review of individual patient data. Final decisions regarding patient evaluability and outcome assessment will require approval by Cubist; these are performed once for each patient.

Data listings for each patient's evaluability status and outcome assessment will be prepared and submitted to Cubist for classification prior to breaking the blind. Data classification meetings may be held either in person or via teleconference.

         5.       STATISTICAL ANALYSIS

Statistical analysis, in accordance with the approved statistical analysis plan, will be performed by IBAH staff biostatisticians. The analysis includes verification of assumptions needed for statistical inference, determination of investigator-by-treatment interaction, and examination of outlying data points.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

Statistical findings which may not be appropriate for the body of a clinical report (e.g., tests for interaction, data distribution issues, etc.), deviations from the planned analyses, and additional exploratory analyses will be included in a statistical appendix to the clinical report. Fees include one major revision and one minor revision.

The Project statistician will also review the clinical reports to ensure appropriate representation of statistical methodology and inference.

         6.       DATA LISTING AUDIT

A percentage of quality-controlled data listings may, at IBAH's discretion, be chosen for an audit. From this, a percentage of patients will be chosen within each selected listing for audit. The data listing information will be verified against the selected patient(s) cases. The audit will take place once the listings are determined to be final by IBAH's Biometrics Department. IBAH's CQA will oversee these activities to ensure quality as part of this service deliverable.

         7.       SUMMARY TABLES AUDIT

Following the generation of tables and listings by Biometrics, IBAH may, at its discretion, review a proportion of the summary tables, focusing on critical data elements, against the supporting data listings to independently verify the accuracy of the data and consistency of format. IBAH's CQA will oversee these activities to ensure quality as part of this service deliverable.

F.       CLINICAL WRITING

         1.       PHASE II / III CLINICAL STUDY REPORTS

Integrated clinical and statistical summaries will be prepared in accordance with ICH guidelines. Draft clinical reports will be generated within [ ]* after receipt of final summary tables and patient listings.

IBAH will prepare a phase II/III clinical report for each of the following studies:

         o        Complicated SSTI U.S. study

         o        Complicated SSTI International study

         o        RRC Companion U.S. study

         o        RRC Companion International study

         o        Bacteremia study

*Confidential treatment requested: Material has been omitted and filed with the Commission.

The fee for the phase III reports includes up to [ ]* brief patient narratives and [ ]*. One major revision of the draft reports is considered not to take more than [ ]* after receipt of all requests for changes, and a minor revision will consist of changes that can be completed in up to [ ]*. This fee does not include collation and assembly of appendices.

IBAH assumes that the methods for the U.S. studies will be completed and reviewed prior to drafting the methods for the International studies. IBAH also assumes that the protocols for the U.S. and International studies are similar and that all reports will be completed according to the same format and presentation.

All phase II/ III clinical reports will receive two independent levels of quality control review before they are released. There will be a QC review by IBAH's Clinical Writer for accuracy and consistency, and a review by the writing manager for accuracy, client format consistency, and appropriate regulatory and clinical perspective.

Writing fee estimates are based on receipt of final data. If any changes should occur after work on the reports has begun, IBAH assumes that these changes will not impact the production of the report. If database changes occur which require a substantial amount of time [ ]* for rework or repeat quality control, additional fees will be agreed upon with Cubist before proceeding with the reports.

         2.       CLINICAL AUDIT

IBAH may, at its discretion, perform an audit of the clinical study report. The clinical study report audit will examine the consistency between text and figures quoted in the version of the report agreed upon with Cubist, with those appearing in the statistical tables and listings which accompany the report. This audit will include a review of all sections for format consistency and table of contents cross-reference. In addition, text and figures will be verified against the verified tables/listings and any typographical and grammatical errors that are noted. This audit is performed on the final version, following incorporation of Cubist's comments. IBAH's CAQ will oversee these activities to ensure quality as part of this service deliverable.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

V.       FINANCIAL CONSIDERATIONS

A.       GLOBAL PROJECT BUDGET SUMMARY

[   ]*

DETAILED BUDGETS

1.       U.S. Clinical Monitoring Budget for Complicated SSTI and Companion RRC
         Study

[   ]*

2. International Clinical Monitoring Budget for Complicated SSTI and Companion RRC Study

[   ]*

3.       Global Clinical Budget for Complicated SSTI

[   ]*

4.       Global Clinical Budget for Companion RRC Study

[   ]*

5.       Clinical Budget for Gram Positive Bacteremia Study

[   ]*

C.       PAYMENT SCHEDULES

         1.       INVOICING PROCESS FOR SERVICE FEES

IBAH maintains a project accounting system, whereby all direct project costs (service or passthrough expenses) are coded by project.

An initial payment of [ ]*, representing approximately [ ]* of Project costs, is due and payable upon execution of this Exhibit A. Subsequent payments shall be made monthly, based on Services performed and upon submission of an invoice to Cubist by IBAH. The subsequent invoices shall be reduced by a prorated portion from the initial payment such that the initial payment is applied evenly over the term of the Project. All payments shall be processed within [ ]*. If any payment of service fees or pass through expenses is late by more than [ ]*, such payment shall be subject to a penalty fee of [ ]* per month of the outstanding balance.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         2.       PASS THROUGH EXPENSE INVOICING

Grant Payments - IBAH will invoice [ ]* in advance of grant payments due investigators based on estimates.

IBAH requires payment from Cubist at least [ ]* in advance of the actual payment to investigators. Payments to investigators will not be released until payments are received by IBAH from Cubist. Upon Cubist's request, IBAH agrees to deposit payments from Cubist into a non-interest bearing bank account. IBAH shall draw upon such account to make the investigator payments. Any remaining funds in the account will be returned to Cubist after the termination of the study, as soon as all contracted obligations to the investigators have been satisfied.

In the event payments from Cubist are insufficient to cover the payments to investigators, Cubist will promptly advance funds to IBAH for the amount of grant payments required.

IBAH's project accounting system is able to capture and categorize in summary the following key pass-through expenses related to a project:

         o        Travel

         o        Delivery fees

         o        CRF and other printing costs

         o All other project related expenses that are not related to service fees and any additional detail to support pass-through costs will be provided on a fee basis.

         3.       ANNUAL PRICE INCREASE

Notwithstanding anything contained herein to the contrary, the estimated Service Fees set forth in this Exhibit A shall remain in effect through [ ]*. Thereafter, IBAH reserves the right to increase the price of the remaining Services under this Exhibit A; such increases shall not exceed [ ]*.

VI.      SIGNATORY AUTHORITY

The parties acknowledge and agree that Cubist has authorized IBAH to execute all Clinical Study Agreements with investigators in the Project on behalf of Cubist. Cubist understands and acknowledges that it will be bound by the terms of the investigator agreements.

ACCEPTANCE

The terms and conditions of the Master Agreement govern this Exhibit A and such document is incorporated herein by reference as if fully set forth herein.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

BY AND BETWEEN:

CUBIST PHARMACEUTICALS, INC.                    IBAH, INC.


BY: /s/ FRANCIS P. TALLY                        By: /s/ LEONARD F. STIGLIANO
   ----------------------------------              ----------------------------


Name:  Francis P. Tally                         Name:  Leonard F. Stigliano


Title:  Ex. VP Scientific Affairs               Title:  President, U.S. CRO


Dated: 12/21/99                                 Dated:  12/20/99


*Confidential treatment requested: Material has been omitted and filed with the Commission.